Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated February 26, 2020, relating to the balance sheet of Longview Acquisition Corp. as of February 12, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 4, 2020 (inception) through February 12, 2020, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-237960.

/s/ WithumSmith+Brown, PC

New York, New York
May 20, 2020